As filed with the Securities and Exchange Commission on March 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Semler Scientific, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1367393
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2340-2348 Walsh Avenue, Suite 2344
Santa Clara, CA	97210
(Address of Principal Executive Offices)	(Zip Code)

Semler Scientific, Inc. 2014 Stock Incentive Plan

(Full title of the plans)

Douglas Murphy-Chutorian, M.D.

Chief Executive Officer

Semler Scientific, Inc.

2340-2348 Walsh Avenue, Suite 2344

Santa Clara, CA

(Name and address of agent for service)

(877)-774-4211

(Telephone number, including area code, of agent for service)

Copies to:

Marianne Sarrazin, Esq.

Goodwin Procter LLP

Three Embarcadero Center, Floor 28

San Francisco, California 94111

Tel: (415) 733-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 relating to the 2014 Stock Incentive Plan (the “2014 Plan”) of Semler Scientific, Inc. is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the 2014 Plan has previously been filed and is effective. Accordingly, pursuant to General Instruction E, the information contained in the registrant’s registration statement on Form S-8 (File No. 333-198891 and 333-207779) is hereby incorporated by reference and made a part of this registration statement, except as presented below in Part II, Item 8. Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference in this registration statement:

(a)	our annual report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 4, 2022; and

(b)	the description of our common stock contained in the our registration statement on Form 8-A filed with the SEC on September 27, 2021 (File No. 001-36305), including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our annual report.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all of the shares of common stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed with the SEC on November 2, 2015).
4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed with the SEC on October 26, 2021).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of this registration statement).
99.1	Semler Scientific, Inc. 2014 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 to the registrant’s Form 8-K filed with the SEC on November 2, 2015)
99.2	Form of Stock Option Grant Notice and Option Agreement under the 2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 10-Q filed with the Securities and Exchange Commission on November 3, 2015)
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on March 7, 2022.

Semler Scientific, Inc.

By:	/s/ Douglas Murphy-Chutorian, M.D.
Name:	Douglas Murphy-Chutorian, M.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Douglas Murphy-Chutorian and Andrew B. Weinstein as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Douglas Murphy-Chutorian	Chief Executive Officer and Director	March 7, 2022
Douglas Murphy-Chutorian, M.D.	(Principal Executive Officer)

/s/ Andrew B. Weinstein	Senior Vice President, Finance and Accounting	March 7, 2022
Andrew B. Weinstein	(Principal Financial Officer)

/s/ Daniel E. Conger	Vice President, Finance	March 7, 2022
Daniel E. Conger	(Principal Accounting Officer)

/s/ Arthur N. Leibowitz	Director	March 7, 2022
Arthur N. Leibowitz, M.D., F.A.A.P.

/s/ Daniel S. Messina	Director	March 7, 2022
Daniel S. Messina

/s/ Cindy H. Moon	Director	March 7, 2022
Cindy H. Moon

/s/ Wayne T. Pan	Director	March 7, 2022
Wayne T. Pan, M.D., Ph.D.